Exhibit 99.1

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

Page

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets March 31, 2008 (Unaudited), December 31, 2007 and December 31, 2006	F-2

Statements of Operations Three Months Ended March 31, 2008 (Unaudited), Years Ended December 31, 2007 and 2006 and Period from July 15, 1997(Inception) to March 31, 2008	F-3

Statements of Stockholders’ Deficiency Years Ended December 31, 2007 and 2006 Three Months Ended March 31, 2008 (Unaudited), Period from July 15, 1997(Inception) to March 31, 2008(Unaudited)	F-4

Statements of Cash Flows Three Months Ended March 31, 2008 (Unaudited), Years Ended December 31, 2007 and 2006 and Period from July 15, 1997(Inception) to March 31, 2008	F-5

Notes to Financial Statements	F-6-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Virium Pharmaceuticals, Inc. (a development stage company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficiency and cash flows for the years then ended and for the period from July 15, 1997 (Date of Inception) through December 31, 2007, as such amounts relate to the amounts for the period from July 15, 1997 (Date of Inception) through March 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virium Pharmaceuticals, Inc. as of December 31, 2007 and 2006, and its results of operations and cash flows for the years then ended and for the period from July 15, 1997 (Date of Inception) to December 31, 2007, as such amounts relate to the amounts for the period from July 15, 1997 (Date of Inception) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Virium Pharmaceuticals, Inc. will continue as a going concern.  As discussed in Note 1 to the financial statements, Virium Pharmaceuticals, Inc. suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

Roseland, New Jersey

March 13, 2008  except for Note 3, as to which the date is April 17, 2008

VIRIUM PHARMACEUTICALS, INC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31,	December 31,	December 31,
	2008	2007	2006
	(unaudited)	(audited)	(audited)
A S S E T S
CURRENT ASSETS:
Cash	$10,175	$117,394	$59,992
Total current assets	10,175	117,394	59,992

Security deposit	5,850	4,810	2,250
Debt issuance costs, net	26,873	81,381	13,750
Total assets	$42,898	$203,585	$75,992

L I A B I L I T I E S A N D STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,084,128	$1,058,772	$682,075
Other current liabilities	227,845	227,845	227,845
Deferred revenue	5,304	5,304	5,304
Accrued interest on notes payable	350,502	8,292	—
Convertible notes payable	775,000	775,000
Accrued interest on notes payable - related party	36,082	305,017	144,607
Convertible notes payable - related party	1,499,500	1,499,500	1,327,000
Total current liabilities	3,978,361	3,879,730	2,386,831

Deferred revenue	28,121	29,447	34,751
Total liabilities	4,006,482	3,909,177	2,421,582

Commitments and contingencies
STOCKHOLDERS’ DEFICIENCY:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; No shares issued and outstanding as of March 31, 2008, December 31, 2007 and 2006	—	—	—
Common stock - $0.001 par value; 50,000,000 shares authorized; 23,941,900 issued and outstanding as of March 31, 2008 and December 31, 2007, 13,916,900 issued and outstanding as of December 31, 2006	23,942	23,942	13,917
Additional paid-in capital	695,518	695,518	522,595
Deficit accumulated during the development stage	(4,683,044)	(4,425,052)	(2,882,102)
Total stockholders’ deficiency	(3,963,584)	(3,705,592)	(2,345,590)
Total liabilities and stockholders’ deficiency	$42,898	$203,585	$75,992

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2008 (unaudited)	Year Ended December 31, 2007 (audited)	Year Ended December 31, 2006 (audited)	Period from July 15, 1997 (date of inception) to March 31, 2008 (unaudited)
REVENUE
License revenue	$1,326	$5,304	$5,304	$16,575
Total revenue	1,326	5,304	5,304	16,575

OPERATING COSTS
Research and development	(115,830)	316,465	714,449	1,854,523
General and administrative	247,365	914,476	314,001	1,939.143
Total operating costs	131,535	1,230,941	1,028,450	3,793,666

Loss from operations	(130,209)	(1,225,637)	(1,023,146)	(3,777,091)

OTHER EXPENSES
Interest expense	73,275	200,011	106,318	417,893
Amortization of debt issuance costs	54,508	117,302	165,000	488,060
Total other expenses	127,783	317,313	271,318	905,953

Net loss	$(257,992)	$(1,542,950)	$(1,294,464)	$(4,683,044)

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

	Common Stock		Additional	Deficit Accumulated During the Development
	Shares	Amount	Paid-in Capital	Stage	Totals

Issuance of shares of common stock	10,000,000	$10,000	$(9,990)	—	$10
Net loss	—	—	—	(50,000)	(50,000)

Balance at December 31, 2004	10,000,000	10,000	(9,990)	(50,000)	(49,990)

Repurchase of outstanding common stock from sole stockholder	(10,000,000)	(10,000)	9,999	—	(1)
Issuance of shares of common stock	10,000,000	10,000	(9.999)	—	1
Issuance of common stock under license agreement	1,500,000	1,500	98,500	—	100,000
Warrant issued with convertible note	—	—	330,000	—	330,000
Net loss	—	—	—	(1,537,638)	(1,537,638)
Balance at December 31, 2005	11,500,000	11,500	418,510	(1,587,638)	(1,157,628)
Warrant issued for settlement of accrued consulting services	—	—	102,632	—	102,632
Warrant for consulting services exercised	2,391,900	2,392	—	—	2,392
Issuance of common stock under license agreement	25,000	25	1,453	—	1,478
Net loss	—	—	—	(1,294,464)	(1,294,464)
Balance at December 31, 2006	13,916,900	13,917	522,595	(2,882,102)	(2,345,590)
Exercise of warrant	10,000,000	10,000	90,000	—	100,000
Issuance of common stock under license agreement	25,000	25	5,615	—	5,640
Warrants issued with convertible notes	—	—	77,308	—	77,308
Net loss	—	—	—	(1,542,950)	(1,542,950)
Balance at December 31, 2007	23,941,900	23,942	695,518	(4,425,052)	(3,705,592)
Unaudited:
Net loss for the three months ended March 31, 2008	—	—	—	(257,992)	(257,992)
Balance at March 31, 2008	23,941,900	$23,942	$695,518	$(4,683,044)	$(3,963,584)

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2008 (unaudited)	For the Year Ended December 31, 2007 (audited)	For the Year Ended December 31, 2006 (audited)	Period from July 15, 1997 (date of inception) to March 31, 2008 (unaudited)
OPERATING ACTIVITIES:
Net loss	$(257,992)	$(1,542,950)	$(1,294,464)	$(4,683,044)
Adjustments to reconcile net loss to cash used in operating activities:
Common stock issued for acquired technologies	—	5,640	1,478	107,118
Liabilities assumed with acquired technologies	—	—	—	260,167
Warrant issued for services	—	—	105,024	105,024
Amortization of debt issuance costs	54,508	117,302	165,000	488,060
Changes in operating assets and liabilities:
Accounts payable, accrued expenses and other liabilities	25,356	376,697	166,914	1,051,806
Accrued interest on convertible notes	73,275	168,702	106,318	386,584
Deferred revenue	(1,326)	(5,304)	(5,304)	33,425
Security deposit	(1,040)	(2,560)	—	(5,850)
Net cash used in operating activities	(107,219)	(882,473)	(755,034)	(2,256,710)

FINANCING ACTIVITIES:
Common stock issuance	—	—	—	10
Advances under convertible note	—	939,875	750,000	2,266,875
Net cash provided by financing activities	—	939,875	750,000	2,266,885
Net increase (decrease) in cash	(107,219)	57,402	(5,034)	10,175

Cash, beginning of period	117,394	59,992	65,026	—
Cash, end of period	$10,175	$117,394	$59,992	$10,175

Supplemental disclosure of non cash transactions:
Warrant issued and exercised for settlement of accrued consulting services	$—	$—	$105,024	$105,024
Warrants issued with convertible notes	—	77,308	—	407,308
Warrants exercised by reduction in note payable	—	100,000	—	100,000
Supplemental disclosure of cash flow data:
Interest paid	$—	$31,309		$31,309

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

Note 1 — Business, Basis of Presentation and Nature of Operations:

Business:

Virium Pharmaceuticals, Inc. (the “Company”) is a development stage biopharmaceutical company based in Princeton, New Jersey that in-licenses novel therapeutics and develops such therapeutics for the treatment of cancer.  The Company’s development strategy is structured around the development of novel and proprietary small molecule inhibitors targeting enzymes involved primarily in oncology.

Basis of Presentation:

The Company is a development stage enterprise since it has not yet generated any continuing revenue from the sale of products or royalties and, through March 31, 2008, its efforts have been principally devoted to identifying and acquiring, by license or other wise, drug candidates for the treatment of cancer.  Accordingly, the accompanying financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”  The Company has reported a net loss of $1,542,950 and negative cash flows from operating activities of $882,473 for the year ended December 31, 2007.  The net loss from date of inception, July 15, 1997, to March 31, 2008 amounted to $4,683,044.  Management believes that the Company will continue to incur net losses and negative net cash flows from operating activities through at least 2011.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2008 or for any subsequent period.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

Going Concern:

The Company’s continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing.  Through March 31, 2008, a significant portion of its financing has been through the issuance of convertible notes.  Given the current and desired pace of clinical development of its three primary product candidates and the costs of maintaining the general operations of the business, the Company will need additional funding in 2008.  The Company is currently in negotiations to raise additional capital, the Company will likely be forced to curtail or cease desired development activities and the general operations of the business.  There can be no assurance that such capital will be available on favorable terms or at all.  The Company will need additional financing thereafter until it can achieve profitability, if ever.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the Company is unable to continue as a going concern.

Note 2 — Significant Accounting Policies:

The significant accounting policies followed in the preparation of these financial statements are as follows:

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses for the periods presented. Accordingly, actual results could differ from those estimates.

Initial Capitalization and Stock Split

On January 4, 2005, the Company purchased all the outstanding shares of the Company’s stock for $1 from the Company’s sole stockholder.  On January 5, 2005, the Company issued 10,000,000 shares for $1, and SCO Capital Partners, LLC, considered the Company’s Majority Stockholder, received 8,500,000 of these initial shares.

On July 16, 2006, the Company decreased the par value of the Company’s common stock from $0.01 to $0.001, increased the number of shares authorized for issuance to 51,000,000 (50,000,000 authorized as common stock and 1,000,000 authorized as preferred stock), and effected a 100,000 — for - 1 stock split for all shares outstanding as of July 16, 2006.  All share and per share information has been retroactively adjusted to reflect the change in par value and stock split.

Fair Value of Financial Instruments:

For financial instruments consisting of cash and accounts payable included in the Company’s balance sheets, the carrying amounts reasonably approximate the fair values due to their short maturities. It is not practical to estimate the fair value of the Company’s debt because quoted market prices do not exist and there were no available securities with similar terms to use as a basis to value the debt.

Property and Equipment:

The Company has not acquired any property and equipment to date.  Property and equipment purchases will be recorded at cost and depreciated over estimated useful lives using the straight-line method. Leasehold improvements will be recorded at cost and depreciated over the shorter of their useful lives or the term of the lease by use of the straight-line method. Maintenance and repair costs will be charged to operations as incurred.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

Revenue Recognition:

The Company expects to generate revenue principally from collaborative research and development arrangements, technology licenses, and government grants and eventually through the sales of products.  Revenue is recognized when the four basic criteria of revenue recognition are met: (1) a contractual agreement exists; (2) transfer of technology has been completed or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.  Revenue arrangements with multiple components are divided into separate units of accounting if certain criteria are met, including whether the delivered component has stand-alone value to the customer, and whether there is objective and reliable evidence of the fair value of the undelivered items. Consideration received is allocated among the separate units of accounting based on their respective fair values, and the applicable revenue recognition criteria are then applied to each of the units. Where an item in a revenue arrangement with multiple deliverables does not constitute a separate unit of accounting and for which delivery has not occurred, the Company defers revenue until the delivery of the item is completed.

Upfront, non-refundable license fees and other fees received in connection with research and development collaboration are recorded as deferred revenue and recognized ratably over their relevant periods specified in the agreements, generally the research term or life of the relevant patents.    The Company has one sublicense agreement under which it has received an up-front non-refundable fee of $50,000.  The Company deferred the revenue recognition of the fee because the sublicense requires continuing obligations around the development activities.  The Company is recognizing the deferred revenue over the life of the agreement which is based on the life of the licensed patents.

Research and Development:

Research and development costs are charged to operations as incurred. Research and development expenses include license fees charged to in-process research and development, fees paid to development consultants, including our clinical program management and outside service providers for laboratory development, legal expenses resulting from intellectual property protection, and other expenses relating to the acquiring, design, development, testing, and enhancement of our development programs.  The Company accrues for costs incurred as the services are being provided by monitoring the status of the services being provided and the invoices received from external service providers. As actual costs become known, the Company adjusts its accruals in the period when actual costs become known.

Concentration of Risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, principally consist of cash.  The Company currently does not have any investments in excess of its cash balances.  The Company currently maintains all of its cash balances in an account with one financial institution. The Company will adopt an investment policy that includes guidelines related to diversification and maturities to maintain safety and liquidity should the Company accumulate significant cash balances. Accordingly, the Company does not believe it is exposed to any significant credit risk.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

Equity Transactions:

Under SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), the Company is required to measure and recognize all share-based payment awards made to employees and directors including stock options based on estimated fair values.   SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), for periods beginning in fiscal year 2006.

In accordance with the provisions of SFAS 123(R) and EITF No. 96-18, all issuances of common stock or other equity instruments to non-employees (including consultants) as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued unless the fair value of the consideration received can be more reliably measured.  The fair value of any warrants issued to non-employees is recorded in expense and additional paid-in capital in stockholders’ deficiency or current liabilities over the applicable service periods using variable accounting through the vesting date based on the fair value of the warrants at the end of each period.

Income Taxes:

Deferred income taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.  Deferred income taxes are also recognized for net operating loss carryforwards and tax credits that are available to offset future taxable income.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be reversed. Changes to enacted tax rates would result in either increases or decreases in the provision for income taxes in the period of change.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The realization of deferred tax assets is primarily dependent on future earnings. Any reduction in estimated forecasted results may require that the Company record valuation allowances against deferred tax assets. Once a valuation allowance has been established, it will be maintained until there is sufficient positive evidence to conclude that it is more likely than not that the deferred tax assets will be realized. A pattern of sustained profitability will generally be considered as sufficient positive evidence to reverse a valuation allowance. If the allowance is reversed in a future period, the income tax provision will be correspondingly reduced. Accordingly, the increase and decrease of valuation allowances could have a significant negative or positive impact on future earnings.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2007 and the Company’s implementation of FIN 48 as of January 1, 2008 is not expected to have any impact on the Company’s results of operations or financial position.

Warrants Issued with Debt Instruments:

The debt discount attributable to the value of warrants issued with the convertible promissory note are amortized to other expense over the terms of the related debt instrument on a straight-line basis, which approximates the effective interest method.

Recently Issued Accounting Standards:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under U.S. generally accepted accounting principles (“GAAP”). As a result of SFAS 157, there is now a common definition of fair value to be used throughout GAAP which is expected to make the measurement of fair value more consistent and comparable. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company adopted FAS 157 for all financial assets and liabilities required to be measured at fair value on a recurring basis, prospectively from January 1, 2008.  The application of FAS 157 did not have a significant impact on the Company’s financial position, results of operations or cash flows.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

On February 15, 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies using different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Earlier adoption is permitted provided the Company also elects to apply the provisions of SFAS 159. We are currently evaluating the impact that SFAS 159 may have on our financial statements.

In June 2007, the FASB ratified EITF Issue No. 07-03, “Accounting for Nonrefundable Advance Payments for Goods and Services Received for Use in Future Research and Development Activities” (“EITF 07-03”).  EITF 07-03 requires companies to defer nonrefundable advance payments for goods and services and to expense advance payments as the goods are delivered or services are rendered. If the Company does not expect to have the goods delivered or services performed, the advance should be expensed. EITF 07-03 is effective for fiscal years beginning after December 15, 2007. We are currently evaluating the impact of adopting EITF 07-03 on our results of operations and financial condition.

In September 2007, the FASB ratified EITF Issue No. 07-1 “Collaborative Arrangements” (“EITF 07-1”).  EITF 07-1 addresses the accounting for arrangements in which two companies work together to achieve a commercial objective, without forming a separate legal entity.  The nature and purpose of a company’s collaborative arrangements are required to be disclosed, along with the accounting policies applied and the classification and amounts for significant financial activities related to the arrangements.  EITF 07-1 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact EITF 07-1 will have on its results of operations and financial position.

The FASB and the Securities and Exchange Commission (the “SEC”) had issued certain other accounting pronouncements as of March 31, 2008 that will become effective in subsequent periods; however, the Company does not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during the three months ended March 31, 2008 and for the years ended December 31, 2007 and 2006 or that they will have a significant effect at the time they become effective.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

Note 3 — RAI Merger

   The Company entered into an Agreement and Plan of Merger on May 25, 2007, (the “Merger Agreement”) by and among REIT Americas, Inc. (“RAI”), the Company, Virium Pharmaceuticals, Inc., a newly formed  Delaware corporation and direct, wholly-owned subsidiary of RAI (“Pharmaceuticals”) and Virium Merger Sub, Inc., a newly formed  Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub with the Company as the surviving corporation (the “Merger”). As a result of the Merger, each share of common stock, par value $0.001 per share, of the Company held by the Virium stockholders  will be exchanged for one newly-issued share of common stock, par value $0.01 per share, of Pharmaceuticals, on the terms and conditions set forth in the Merger Agreement. The consummation of the Merger is subject to certain conditions, including obtaining the approval of the RAI’s stockholders of a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”), obtaining the approval of the RAI’s stockholders of a merger of RAI with and into Pharmaceuticals, with Pharmaceuticals as the surviving entity (the “Reincorporation Merger”), effecting the reverse stock split and consummating the Reincorporation Merger, and the obtaining of at least $2 million of funding through the sale of equity in Pharmaceuticals following the Merger. The Merger Agreement may be terminated by mutual consent or by either party after August 31, 2007, assuming the terminating party is not responsible for the delay in closing.

          On August 31, 2007, the parties entered into an amendment to the Merger Agreement which changed the date from which either party may terminate the Merger Agreement from August 31, 2007 to November 2, 2007.  In October 2007, the parties entered into an additional amendment to allow the Company to raise additional funding prior to the closing of the Merger through the issuance of additional convertible notes.  In December 2007, the parties amended the Merger Agreement to extend the date by which either party may terminate the Merger Agreement to March 31, 2008. On April 17, 2008, the parties agreed to terminate the Merger Agreement. Upon completion of a qualified financing, the Company will be obligated to pay RAI $535,000 in consideration for agreeing to terminate the Merger Agreement.

Note 4 — Accounts Payable Accrued Expenses and Other Liabilities:

Accounts payable and accrued expenses at  March 31, 2008, December 31, 2007 and 2006 consist of the following:

	March 31, 2008	2007	2006

Licensing fees and development costs	$489,329	$489,329	$388,027
Other professional fees	436,849	323,623	—
Consulting fees	70,200	38,800	15,000
Patent costs	75,000	206,830	272,303
Other	12,750	190	6,745
Total	$1,084,128	$1,058,772	$682,075

The Company also has other current liabilities of $227,845 as of March 31, 2008, December 31, 2007 and 2006 which were acquired liabilities related to a licensing agreement.

Note 4 — Debt

Convertible Promissory Note and Warrants — Related Party

In February 2005, the Company issued a convertible promissory note (the “Note”) and warrant to the Company’s Majority Stockholder.  The Note is structured as a line of credit and is secured by our assets.  The Note carries an annual interest rate of 12% with all accrued interest due at maturity, and was due at the earlier of (i) our completion of an equity financing of at least $5,000,000 or (ii) March 31, 2008 (as amended).  The warrant issued in connection with the Note was for 10,000,000 shares of the Company’s common stock at $0.01 per share, and expires seven years from the date of grant. The Note’s conversion feature was at the option of the Note holder, at a conversion rate based on the next offering of equity securities.  The Company accounts for the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with non-detachable conversion rights that are in-the-money at the commitment date pursuant to the consensus of EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF Issue No. 00-27 (“EITF 00-27”), “Application of Issue No. 98-5 to Certain Convertible Instruments.” Such values are determined by first allocating an appropriate portion of the proceeds received from the debt instruments to the warrants included in the exchange based on the fair values of the warrants and the debt instruments as explained above. The intrinsic value of the beneficial conversion rights at the commitment date may also be recorded as additional paid-in capital or liabilities and debt discount as of that date or, if the terms of the debt instrument are contingently adjustable, may only be recorded if a triggering event occurs and the contingency is resolved.  Because the conversion price of the Note was to be determined in the future based on the value of any future equity offering by the Company, without any discount, the beneficial conversion feature of the Note is considered a contingent beneficial conversion feature.  The Company will recognize any impact from beneficial conversion feature when the contingency no longer exists.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

In May 2007, the Company and the Majority Stockholder entered into an agreement that called for the discharge of the remaining principal and interest due under the Note contingent on the Company completing the RAI Merger as described in Note 3.  The Company’s outstanding principal due on the Note was $1,274,500, $1,274,500 and $1,327,000 as of March 31, 2008, December 31, 2007 and 2006, respectively, with accrued interest of $342,177, $303,500 and $144,600 as of  March 31, 2008, December 31, 2007 and 2006, respectively.

In addition to the Note, the Majority Stockholder acquired $225,000 of the Second Bridge Notes described below.

Other Convertible Promissory Note and Warrants

On May 30, 2007, the Company issued a convertible promissory note (“First Bridge Note”) for $500,000 and a warrant to acquire 250,000 shares of the Company’s common stock.  The First Bridge Note was due to mature on the earlier of 1) the closing of any equity financing by the Company, or 2) November 26, 2007.  Until November 30, 2007, the First Bridge Note had a 12% interest rate with all accrued interest due at maturity, with principal and all accrued interest convertible into shares of the Company’s common stock at $0.80 per share at the discretion of the note holder.  On November 26, 2007, the Company amended the First Bridge Note to extend the maturity date to March 26, 2008 and issued and additional warrant to acquire 250,000 shares of the Company’s common stock.  Under the amendment, the interest rate was increased to 15% beginning December 1, 2007 and interest accrued through November 30, 2007 was due and paid by December 10, 2007. The interest accrued from December 1, 2007 through March 26, 2008 was due and paid by April 22, 2008.

On December 12, 2007, the Company issued $500,000 in additional convertible promissory notes (“Second Bridge Notes” and together with the First Bridge Note, the “Bridge Notes”) and a warrant to acquire 250,000 shares of the Company’s common stock.  The Second Bridge Notes mature on the earlier of 1) the closing of any equity financing by the Company, or 2) June 12, 2008.  The Second Bridge Notes have a 12% interest rate with all accrued interest due at maturity, and the principal and all accrued interest may be converted into shares of the Company’s common stock at $0.80 per share at the discretion of the note holder.

Because the conversion price of the Bridge Notes is higher than the fair value of the common stock as determined by the Company at the date of issuance, and the future possible beneficial conversion associated with the warrants’ conversion feature under the Merger Agreement is a contingent conversion feature, the Company will recognize any impact from the conversion feature when the contingency no longer exists.

All of the warrants issued in connection with the Bridge Notes are convertible into 750,000 shares of the Company’s common stock at $1.00 per share, and expire five years from the date of grant.  Like the Bridge Notes, the warrants allow the holder to convert into shares of Pharmaceuticals without being adjusted like the Company’s existing shares.  The Company accounted for the value of the warrants arising from the issuance of debt instruments pursuant to EITF 00-27, by allocating the proceeds first to the fair value of warrants, and then any residual amounts to the debt instruments.  The assumptions utilized in the valuation model were a dividend yield of zero, a volatility factor of 90%, the risk-free interest rate in place at the time of issuance which were 4.67% and 3.39%, and an expected warrant life of 5 years.  The fair value of the common stock used in the Black-Scholes valuation model was $0.2256 which was determined based on valuation procedures.  The fair value of the warrants was determined to be $77,308 and this amount was allocated to additional paid-in capital and deferred debt issuance costs.  The debt issuance costs are being expensed over the term of the bridge notes and the extension period.

Note 6 — Common Stock:

Majority Shareholder

In May 2007, the Company and our Majority Stockholder entered into an agreement under which the Majority Shareholder exercised its warrant for 10,000,000 shares of common stock for $100,000 which was satisfied as a reduction in the amount outstanding under the Note.

The Company has also paid advisory fees to the Company’s Majority Stockholder of $37,500, $150,000, $150,000, and $462,500 for the three months ended March 31, 2008 and for the years ended December 31, 2007 and 2006 and from inception, respectively.

Chairman Services

In November 2004, the Company entered in a consulting services agreement for the performance of chairman of the board services for the Company.  Our chairman is an officer of the Majority Stockholder.  Under the original agreement, our chairman was to receive a warrant representing 8% of the Company’s common stock shares.  The agreement also called for a monthly consulting fee of $12,500 per month.  The Company did not issue any equity instruments or pay any consulting fee under the original agreement.

In August 2006, the consulting agreement was amended and under the amendment, the Company issued a warrant to purchase 2,391,900 shares of the Company’s common stock.  The Company had accrued consulting expense from November 2004 through August 2006 for these consulting services.  The Company used valuation procedures to determine the fair value of the warrant.  The warrant had a strike price of $0.001 per share, and the total exercise price was considered satisfied by the services rendered when the warrant was exercised in August 2006.  The assumptions utilized in the valuation model were a dividend yield of zero, a volatility factor of 90%, the risk-free interest rate of 4.86% which was the prevailing rate at the warrant issuance date, and expected warrant life of 5 years.  The fair value of the warrant was determined to be $102,632.  The Company reversed the previous accrued consulting fees to the value of the warrant and credited the adjusted amount to additional paid-in capital when the warrant was granted.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

UMDNJ Shares

In November 2006, the Company issued 25,000 shares of common stock as part of the consideration provided for under a license agreement with the University of Medicine and Dentistry of New Jersey (See “UMDNJ License” under Note 7).  The Company used a valuation model to determine the fair value of the shares.  The fair value was determined to be $0.059 per share, and the $1,478 value was considered part of the initial license fee and charged to research and development as licensed in-process research and development in 2006.

SRI Shares

In August 2007, the Company issued 25,000 shares of common stock as part of the consideration provided for under a license agreement with the Southern Research Institute (See “SRI License” under Note 7).  The Company used a valuation model to determine the fair value of the shares. The fair value was determined to be $0.2256 per share, and the $5,640 value was considered part of the initial license fee and charge to research and development as licensed in-process research and development in 2007.

Warrants:

As of March 31, 2008 , outstanding and fully vested warrants to purchase the Company’s common stock are as follows:

Warrant Right	Exercise Price	Expiration Date
250,000	$1.00	May 30, 2012
250,000	$1.00	November 30, 2012
250,000	$1.00	December 11, 2012

Note 7 — Licenses:

Phenylbutyrate License and Sublicense

In January 2005, the Company entered into an exclusive license agreement with VectraMed, Inc. (“VectraMed”) and subsequently a novation agreement with VectraMed and the National Institute of Health (“NIH”) for the exclusive worldwide rights to certain amino acid derivative compounds with potential therapeutic use as anti-cancer agents commonly known as Phenylbutyrate (“PB”).  VectraMed acquired the exclusive license rights from a former licensee through a transfer agreement in June 2003 and a subsequent novation agreement between VectraMed, NIH and the former licensee.  Under the agreement with VectraMed, the Company paid a one-time license fee of $250,000, assumed $260,167 in liabilities the majority of which were due to the former licensee, and agreed to issue 1,500,000 shares of the Company’s common stock to VectraMed.  The total consideration paid under the agreement was expensed as acquired technology in 2005.

The license, transfer and  novation agreements provide the Company with the exclusive worldwide rights to develop, make, use, and sell products derived from the licensed technology, and continues for the life of the last-to-expire patent. The licensed technology has produced thirteen issued patents, the last of which is due to expire in June 2014.   Under the agreements, the Company is obligated to make certain royalty and milestone payments to the NIH and the former licensee.  Future milestone payments include approximately $3 million of pre-commercialization milestones and an additional $3.2 million of milestones based on various product approvals and cumulative gross sales levels.

In addition to milestone payments, there is an annual minimum royalty of $5,000 due the NIH, and additional royalties based on net sales of any commercialized products, as well as a portion of any sub-license revenue received by the Company.    The Company is obligated to use its best efforts to advance the development of PB as outlined under a development program as amended from time to time by the Company and NIH.  The Company is also required to reimburse certain patent and patent prosecution costs incurred by NIH.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

In February 2005, the Company entered into a sublicense agreement with Bridge Oncology Products, Inc. (now known as Somanta Pharmaceuticals, Inc., “Somanta”) providing Somanta with rights to PB for markets outside the United States and Canada.  The Company’s Majority Stockholder is also the largest stockholder of Somanta. Under the terms of the agreement, Somanta paid an up-front non-refundable sublicense fee of $50,000, and will pay a royalty based on all direct product sales and the parties will split evenly any marketing right sublicense payments received by Somanta.  Somanta is also responsible for all patent and patent prosecution costs related to their territory rights.   The agreement also calls for the cooperation by the parties under a co-development plan for PB under which the parties will provide each other with development and clinical information.  Each party is responsible for their own development and regulatory costs, and neither party has any obligation to further develop the technology under the sublicense.

The Somanta agreement also requires them to reimbursement the Company (or NIH directly) for patent costs related to their territory rights.   If Somanta does not pay these patent reimbursement costs, the Company is still required to reimburse NIH for these costs under its license agreement.  We have accrued certain patent prosecution costs related to Somanta’s territories.  We will reverse these accruals when we receive confirmation that Somanta has paid outstanding patent reimbursement costs due under the license agreement with NIH.  Somanta paid to NIH $95,000 of patent costs for the year ended December 31, 2007.

On December 6, 2006, the Company signed a letter of intent (“LOI”) pertaining to a license and collaboration agreement with Somanta covering all formulations or drug combinations where PB is an active ingredient.  Pursuant to the LOI, the Company would provide Somanta with participation in any revenue or royalties derived from sales in North America in return for a portion of revenue or royalties derived from Europe.  In the rest of the world, the Company and Somanta would share revenues and royalties equally. The LOI’s terms provide that both companies will, among other things, share data and jointly undertake the necessary pre-clinical and clinical studies, seek regulatory approvals and file for patent protection in all territories. It also provides for the formation of a joint development committee to oversee all aspects of the development and commercialization of PB. Completion of the transaction contemplated by the LOI remains subject to the negotiation and execution of a definitive agreement.  On January 4, 2008, Somanta was acquired by Access Pharmaceuticals, Inc (“Access”).  Access has continued to pay for the amounts due under the Somanta agreement.

UMDNJ License

In November 2006, the Company exercised an option to license the exclusive worldwide rights to a certain class of anti-cancer drugs generally characterized as tubulin binding agents from the University of Medicine and Dentistry of New Jersey (“UMDNJ”).  Under the license agreement, the Company was obligated to pay $75,000 as an initial license fee, $17,267 as reimbursement for past patent expenses, and to issue 25,000 shares of the Company’s common stock to UMDNJ.  We also accrued the initial milestone of $200,000 which is due within 36 months from the date of the agreement based on the initial development plan goal of submitting an Investigational New Drug (IND) application to the Food and Drug Administration.  This initial milestone is due even if the Company fails to submit an IND application in the designated time.  The total consideration paid or accrued under the agreement was expensed as acquired technology in 2006.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

  The Company is obligated to pay an annual minimum maintenance payment of $25,000 until the first commercial sale of products as well as royalties based on product sales and certain milestone payments totaling up to $14.7 million, of which $1.7 million are for pre-approval events, $5 million are related to market approvals and first commercial sales in various countries, and $8 million are associated with cumulative sale milestones.  The Company is obligated to use its best efforts to advance the development of licensed technology as outlined under a development program that may be amended from time to time by the Company and UMDNJ.  The Company is also obligated to reimburse UMDNJ for all patent costs, and those reimbursements can be credited against annual minimum royalties and milestones due.

SRI License

On August 8, 2007, the Company entered into a license agreement (“SRI License”) for the exclusive worldwide rights to a nucleoside analogue (4’thioβ-D-arabinofuranosylcytosine) from the Southern Research Institute (“SRI”).  This compound is within a certain class of anti-cancer class of anti-cancer drugs generally characterized as cytotoxic agents. Under the license agreement, the Company was obligated to pay $200,000 as an initial license fee of which $50,000 is due within 30 days and $150,000 is due on August 8, 2008, and to issue 25,000 shares of the Company’s common stock.

The Company is obligated to make royalty payments based on product sales as well as additional milestone payments totaling up to $16.5 million, of which $1 million is for pre-approval events, $2 million is related to market approvals and first commercial sales, and $13.5 million is associated with cumulative sales milestones.  In addition, the Company is obligated to issue additional shares of its common stock of up to 75,000 shares based on the attainment of certain one-time milestones, and pay an annual minimum maintenance beginning in year four of the agreement to the extent it has not yet made royalty payments related to certain clinical indications.  The Company is obligated to use its best efforts to advance the development of licensed technology as outlined under a development program that may be amended from time to time by the Company and SRI.  The Company is also obligated to reimburse SRI for all patent and patent prosecution costs.

Note 8 — Income Taxes:

Income tax expense differs from the statutory amounts as follows:

	March 31, 2008	2007	2006

Income taxes at U.S. statutory rate	$(88,000)	$(525,000)	$(440,000)
State income tax benefit	(15,000)	(92,000)	(78,000)
Change in valuation allowance	103,000	617,000	518,000
Total tax expense	$—	$—	$—

Deferred taxes are provided for the temporary differences between the financial reporting basis and the tax basis of our assets and liabilities. The temporary differences that give rise to deferred tax assets were as follows:

	March 31, 2008	2007	2006
Deferred tax assets
Net operating loss carryforwards	$956,000	889,000	$455,000
Intangible assets	354,000	383,000	327,000
Deferred revenue	13,000	14,000	16,000
Accrued interest and debt issuance expenses	305,000	253,000	184,000
Other deferred expenses	246,000	231,000	171,000
Total deferred tax assets	1,874,000	1,770,000	1,153,000
Less valuation allowance	(1,874,000)	(1,770,000)	(1,153,000)
Net deferred tax assets	$—	$—	$—

At March 31, 2008, we had approximately $2,390,000 of net operating loss carry-forwards.  These net loss carryforwards begin expiring in 2011 and 2017 for state and federal purposes, respectively.

VIRIUM PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited with respect to March 31, 2008 and the three months then ended)

The Company has established a valuation allowance against its deferred tax assets, due to the uncertainty of the realization of those assets.  Management periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that deferred tax assets are realizable, the valuation allowance will be reduced.